                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               -------------------



                                                                         Nine Months Ended         Three Months Ended
                                                                         September 30, 2001        September 30, 2001
                                                                         ------------------        -------------------
Earnings before income taxes and minority interest                             $10,613                    $3,931

Add (deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                                     (152)                      (41)
Dividends from less than 50% owned
   affiliates                                                                       26                         1
Fixed charges                                                                    1,568                       403
Interest capitalized, net of amortization                                            7                         2
                                                                               -------                    ------

Earnings available for fixed charges                                           $12,062                    $4,296
                                                                               =======                    ======

Fixed charges:
Interest incurred:
   Consumer products                                                           $ 1,352                    $  334
   Financial services                                                               79                        24
                                                                               -------                    ------

                                                                                 1,431                       358

Portion of rent expense deemed to represent
   interest factor                                                                 137                        45
                                                                               -------                    ------

Fixed charges                                                                  $ 1,568                    $  403
                                                                               =======                    ======

Ratio of earnings to fixed charges                                                 7.7                      10.7
                                                                               =======                    ======


                                                                      EXHIBIT 12



                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               ------------------


                                                                 For the Years Ended December 31,
                                           ------------------------------------------------------------------------

                                            2000               1999            1998           1997             1996
                                            ----               ----            ----           ----             ----
Earnings before income taxes
   and minority interest                  $14,087            $12,821         $ 9,215        $10,698          $10,726

Add (deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                          (228)              (197)           (195)          (207)            (227)
Dividends from less
   than 50% owned
   affiliates                                  70                 56              70            138              160
Fixed charges                               1,348              1,363           1,386          1,438            1,421
Interest capitalized,
   net of amortization                          7                 (2)             (5)           (16)              13
                                          -------            -------         -------        -------          -------
Earnings available for
   fixed charges                          $15,284            $14,041         $10,471        $12,051          $12,093
                                          =======            =======         =======        =======          =======

Fixed charges:
Interest incurred:
   Consumer products                      $ 1,087            $ 1,118         $ 1,166        $ 1,224          $ 1,197
   Financial services                         114                 89              77             67               81
                                          -------            -------         -------        -------          -------
                                            1,201              1,207           1,243          1,291            1,278
Portion of rent expense
   deemed to represent
   interest factor                            147                156             143            147              143
                                          -------            -------         -------        -------          -------

Fixed charges                             $ 1,348            $ 1,363         $ 1,386        $ 1,438          $ 1,421
                                          =======            =======         =======        =======          =======

Ratio of earnings to
   fixed charges                             11.3               10.3             7.6            8.4              8.5
                                          =======            =======         =======        =======          =======
